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                                 AMENDMENT NO. 3

                             PARTICIPATION AGREEMENT

This Third Amendment ("Amendment") dated as of January 13, 2009 is, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); A I M Distributors, Inc. ("AIM Distributors"); and Nationwide Financial Services, Inc., on behalf of its subsidiaries listed on Schedule A (collectively, "Nationwide") and the current and any future Nationwide separate accounts as applicable ("Accounts"). This Amendment amends the Participation Agreement (the "Agreement"), dated January 6, 2003.

WHEREAS, AVIF, AIM Distributors, Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company, and Nationwide Investment Services Corporation ("NISC") originally entered into the Agreement; and

WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. and all references to A I M Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.; and

WHEREAS, Nationwide Life Insurance Company of America (dba Nationwide Provident), Nationwide Life and Annuity Company of America, and 1717 Capital Management Company were added as parties to the Agreement under Amendment No. 1 to the Agreement, dated April 30, 2004; and

WHEREAS, Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company, Nationwide Life Insurance Company of America, Nationwide Life and Annuity Company of America, NISC, and 1717 Capital Management Company are subsidiaries of Nationwide Financial Services, Inc.; and

WHEREAS, the parties have agreed that Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company, Nationwide Life Insurance Company of America, Nationwide Life and Annuity Company of America, NISC, and 1717 Capital Management Company will be replaced as parties to the Agreement by Nationwide Financial Services, Inc., on behalf of its subsidiaries listed on Schedule A and the current and any future Nationwide separate accounts as applicable; and

WHEREAS, Nationwide, AVIF, AIM, and AIM Distributors desire to amend the Agreement.

NOW, THEREFORE, the Parties agree to amend the Agreements as follows:

1. Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company, Nationwide Life Insurance Company of America, Nationwide Life and Annuity Company of America, NISC, and 1717 Capital Management Company will be replaced with Nationwide Financial Services, Inc., as a party to the Agreement. All references to "Nationwide" and "NISC" in the Agreement and subsequent amendments will be referring to Nationwide


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     Financial Services, Inc., on behalf of its subsidiaries listed on Schedule
     A and the current and any future Nationwide separate accounts.

2.   "SECTION 9. NOTICES" is updated with the following address for Nationwide:

     Nationwide Financial
     One Nationwide Plaza, 2-02-18
     Columbus, Ohio 43215
     Attention: AVP - NF Investment Offerings

3. "SECTION 18. CONFIDENTIALITY" is deleted in its entirety and replaced with the following:

                           SECTION 18. CONFIDENTIALITY

     AVIF acknowledges that the identities of the customers of Nationwide or any of its affiliates (collectively, the "Nationwide Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the Nationwide Protected Parties or any of their employees or agents in connection with Nationwide's performance of its duties under this Agreement are the valuable property of the Nationwide Protected Parties. AVIF agrees that if it comes into possession of any list or compilation of the identities of or other information about the Nationwide Protected Parties' customers, or any other information or property of the Nationwide Protected Parties, other than such information as may be independently developed or compiled by AVIF from information supplied to it by the Nationwide Protected Parties' customers who also maintain accounts directly with AVIF, AVIF will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with Nationwide's prior written consent; or (b) as required by law or judicial process. Nationwide acknowledges that the identities of the customers of AVIF or any of its affiliates (collectively the "AVIF Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the AVIF Protected Parties or any of their employees or agents in connection with AVIF's performance of its duties under this Agreement are the valuable property of the AVIF Protected Parties. Nationwide agrees that if it comes into possession of any list or compilation of the identities of or other information about the AVIF Protected Parties' customers or any other information or property of the AVIF Protected Parties, other than such information as may be independently developed or compiled by Nationwide from information supplied to it by the AVIF Protected Parties' customers who also maintain accounts directly with Nationwide, Nationwide will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with AVIF's prior written consent; or (b) as required by law or judicial process. Each party acknowledges that any breach of the agreements in this Section 18 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

     Any fees payable to Nationwide for performing the administrative services under this arrangement are not considered confidential information.


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4.   The following language is hereby added to the Agreement:

                                   DISCLOSURE

     Each party may disclose that it has entered into this arrangement. Further, each party may disclose any fees payable to Nationwide for performing certain administrative services.

5. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

6. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

AIM VARIABLE INSURANCE FUNDS


By: /s/ John M. Zerr
    ---------------------------------
Name: John M. Zerr
Title: Senior Vice President


INVESCO AIM DISTRIBUTORS, INC.

By: /s/ John Cooper
    ---------------------------------
Name: John Cooper
Title: President


NATIONWIDE FINANCIAL SERVICES, INC.

/s/ Karen R. Colvin
-------------------------------------
By: Karen R. Colvin
Title: AVP - NF Investment Offerings


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                                   SCHEDULE A

                       FUNDS AVAILABLE UNDER THE CONTRACTS

All current and future funds available for sale through the Contracts, including but not limited to any funds listed below.

Series I and II shares

AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

                       SUBSIDIARY LIFE INSURANCE COMPANIES

                        Nationwide Life Insurance Company
                  Nationwide Life and Annuity Insurance Company Nationwide Life Insurance Company of America
                 Nationwide Life and Annuity Company of America


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